EXHIBIT 99.1
Spirit Airlines Reports Second Quarter 2022 Results

MIRAMAR, Fla., August 9, 2022 - Spirit Airlines, Inc. ("Spirit" or the "Company") (NYSE: SAVE) today reported second quarter 2022 financial results.
Ended the second quarter 2022 with $1.5 billion of unrestricted cash, cash equivalents, short-term investment securities and liquidity available under the Company's revolving credit facility.

	As Reported
		(unaudited)
	Second Quarter 2022	Second Quarter 2021	Second Quarter 2019

Total operating revenues	$1,366.6 million	$859.3 million	$1,013.0 million
Pre-tax income (loss)	$(67.5) million	$(273.3) million	$148.6 million
Pre-tax margin	(4.9)%	(31.8)%	14.7%
Net income (loss)	$(52.4) million	$(287.9) million	$114.5 million
Diluted earnings (loss) per share	$(0.48)	$(2.73)	$1.67

	Adjusted[1]
	Second Quarter 2022	Second Quarter 2021	Second Quarter 2019

Total Operating Revenues	$1,366.6 million	$859.3 million	$1,013.0 million
Adj. Pre-tax income (loss)	$(38.9) million	$(56.9) million	$150.1 million
Adj. Pre-tax margin	(2.8)%	(6.6)%	14.8%
Adj. Net income (loss)	$(32.2) million	$(45.7) million	$115.7 million
Adj. Net income (loss) per share, diluted	$(0.30)	$(0.43)	$1.69

"Top line revenue growth in the second quarter 2022 exceeded our expectations, driving a better-than-expected adjusted pre-tax margin despite much higher than anticipated fuel prices. On the operations side, following a rough start to the quarter, we implemented key operational changes and quickly saw meaningful improvements in our operational reliability and recoverability. We finished the quarter on a strong note with a 98.8 percent completion factor for June. And, our completion factor for July was 99.7 percent, including 15 days of 100 percent completion factor,” said Ted Christie, Spirit’s President and Chief Executive Officer. “The robust demand for leisure travel during the peak summer period resulted in busy airports and high load factors, and I want to thank our Team Members for staying focused on supporting each other and delivering a high value experience for our Guests.”

“On July 28, 2022, we announced plans to unite with JetBlue Airways Corporation (“JetBlue”) to create a compelling national low-fare challenger to the dominant U.S. carriers. I am thrilled we were able to reach an agreement with JetBlue that delivers value for our stockholders, Team Members, and Guests."

The Company believes that providing analysis of financial and operational performance compared to second quarter 2019 is a more relevant measure of performance than comparing to second quarter 2021 due to the severe impacts from the COVID-19 pandemic on the Company's financial results and operational performance for 2021.

Second Quarter 2022 Results
For the second quarter 2022, Spirit reported a net loss of $52.4 million, or a net loss of $0.48 per diluted share. Excluding special items, adjusted net loss for the second quarter 2022 was $32.2 million1, or an adjusted net loss of $0.30 per diluted share1.

For the second quarter 2022, Spirit reported a pre-tax loss of $67.5 million and a pre-tax margin of negative 4.9 percent. Adjusted pre-tax loss for the second quarter was $38.9 million and adjusted pre-tax margin was negative 2.8 percent.

Capacity and Load Factor
Capacity, or available seat miles ("ASMs"), in the second quarter 2022 increased 9.9 percent compared to the same period in 2019. Load factor for the second quarter 2022 was 86.0 percent, up 1.0 percentage point compared to the second quarter 2019.

Aircraft utilization in the second quarter 2022 was 10.7 hours, down 16.4 percent compared to the 12.8 hours in the same period of 2019.

Revenue Performance
Total operating revenues for the second quarter 2022 were $1.4 billion, an increase of 34.9 percent compared to the second quarter 2019 primarily due to increased flight volume and higher operating yields. Total revenue per ASM ("TRASM") was 11.54 cents, up 22.8 percent compared to second quarter 2019.

On a per passenger flight segment basis, compared to the same period in 2019, total revenue per passenger flight segment ("segment") for the second quarter 2022 increased 24.3 percent to $140.61. Compared to the second quarter 2019, fare revenue per segment increased 25.7 percent to $72.41 and non-ticket revenue per segment increased 22.8 percent to $68.202.
Cost Performance
Total GAAP operating expenses for the second quarter 2022 increased 66.3 percent compared to the second quarter 2019 to $1,412.0 million. Adjusted operating expenses for the second quarter 2022 increased 63.2 percent compared to the second quarter 2019 to $1,383.3 million3. Compared to the second quarter 2019, these increases were primarily driven by increases in flight volume, additional aircraft, higher fuel prices and inflationary wage pressures.

"Good cost management and benefits from improved reliability resulted in better-than-expected non-fuel costs for the second quarter, mitigating the majority of the impact from higher-than-expected fuel prices,” said Scott Haralson, Spirit's Chief Financial Officer. “Looking ahead to the third quarter, we continue to face constraints that limit our ability to both optimize our network and operate our fleet at full utilization. One of the primary limiters is the continued constraint on U.S. continental flights to/from Florida. Therefore, while demand trends continue to be strong as we head into the off-peak shoulder season, we are estimating pre-tax margins will be between negative one and positive one percent for the third quarter 2022."

Fleet
Spirit took delivery of four new A320neo aircraft during the second quarter 2022. The Company ended the quarter with 180 aircraft in its fleet, an increase of 33.3 percent since the end of second quarter 2019.

Liquidity and Capital Deployment
Spirit ended second quarter 2022 with unrestricted cash, cash equivalents, short-term investment securities and liquidity available under the Company's revolving credit facility of $1.5 billion.

Total capital expenditures, including net pre-delivery purchase deposits, for the six months ended June 30, 2022, were $113.6 million, primarily related to the purchase of spare parts, including two spare engines, and expenditures related to the building of Spirit's new facilities in Dania Beach, Florida.

Tax Rate
On a GAAP basis, the Company’s effective tax rate for the second quarter 2022 was 22.4 percent. The Company’s non-GAAP tax rate for the second quarter 2022 was 17.2 percent.

Forward Looking Guidance
The third quarter and full year 2022 guidance items provided below are based on the Company's current estimates and are not a guarantee of future performance. There could be significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission. Spirit undertakes no duty to update any forward-looking statements or estimates.

Adjusted operating expenses and adjusted pre-tax margin are non-GAAP financial measures, which are provided on a forward-looking basis. The Company does not provide a reconciliation of non-GAAP forward-looking measures on a forward-looking basis where the Company believes such reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items included in/excluded from the GAAP financial measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Non-GAAP forward-looking measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Third Quarter 2022E
Adjusted operating expenses ($Millions)(1)	$1,320 to $1,330
Adj. Pre-tax margin (%)(1)	(1)% to 1%
Fuel cost per gallon ($)(2)	$3.55 to $3.60
Fuel gallons (Millions)	134.6
Total other (income) expense ($Millions)(3)	$27
Effective tax rate(1)	21%
Diluted share count (Millions)(4)	108.7 or 110.7

Full Year 2022E
Total capital expenditures ($Millions)(5)
Pre-delivery deposits, net of refunds	$(10)
Aircraft and engine purchases	$40
Other capital expenditures	$240

	1Q2022A	2Q2022A	3Q2022E	4Q2022E
Available Seat Miles % Change vs. 2019	19.2%	9.9%	~14.0%	~25%

(1)Excludes special items which may include loss on disposal of assets, special charges and credits, and other items which are not estimable at this time.
(2)Includes fuel taxes and into-plane fuel cost.
(3)Includes interest expense, capitalized interest, Interest income, and other income and expense.
(4)For periods beyond second quarter 2022, if the Company is profitable, the Company estimates its weighted average diluted shares outstanding will be 110.7 million, plus the dilutive impacts from outstanding equity awards and warrants. The Treasury Stock Method will be used to determine the dilutive impact of any outstanding equity awards and warrants. The estimated 110.7 million includes the dilutive impact of approximately 2.0 million shares that are related to the 2025 Convertible Notes outstanding.
(5)Total capital expenditures assumes all new aircraft deliveries are either delivered under direct leases or financed through sale-leaseback transactions.

Second Quarter 2022 Highlights
•Expanded its network by initiating service to Memphis, Tennessee and Salt Lake City, Utah and announced service to Albuquerque, New Mexico, Reno, Nevada, and Boise, Idaho
•Added Los Angeles International Airport to its growing list of airports where its award-winning self-bag drop system is offered; Spirit's machines are also equipped with a biometric options, further streamlining the check-in process for Guests. Spirit's self-bag drop system was recently recognized for two prestigious awards: The "2021 Best Airport Innovation" by the APEX/IFSA Awards, and the Skift "2021 IDEA Awards Winner" in the Aviation Category
•Received the Fly Quiet Award from the Port of Seattle, which noted the airline's "remarkably low takeoff noise levels" at Seattle-Tacoma International Airport
•Recognized by Los Angeles World Airports as a 2021 gold winner of the LAX Fly Quieter Program, which is the highest in its category
•Once again recognized by Forbes as one of America's best companies for diversity, equity and inclusion, representing one of 15 organizations in the Transportation and Logistics category recognized by Forbes on America's Best Employers for Diversity annual list
•Alongside the Company’s efforts, the Spirit Airlines Charitable Foundation committed $1 million to 44 non-profit organizations in 2022 in support of the Foundation's commitment to support its three key pillars: children and families, service members, and the environment

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results tomorrow, August 10, 2022, at 8:30 a.m. Eastern US Time. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under "Events & Presentations" for 60 days.

Merger Agreement with JetBlue
As previously announced, Spirit Airlines, Inc. entered into a merger agreement with JetBlue Airways Corporation on July 28, 2022. The merger is expected to close no later than the first half of 2024, subject to satisfaction of customary closing conditions, including completion of the regulatory review process and approval by Spirit stockholders.

Spirit Airlines
Spirit Airlines (NYSE: SAVE) is committed to delivering the best value in the sky. We are the leader in providing customizable travel options starting with an unbundled fare. This allows our Guests to pay only for the options they choose — like bags, seat assignments and refreshments — something we call À La Smarte. We make it possible for our Guests to venture further and discover more than ever before. Our Fit Fleet® is one of the youngest and most fuel-efficient in the U.S. We serve destinations throughout the U.S., Latin America and the Caribbean and are dedicated to giving back and improving those communities. Come save with us at spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes
(1) See "Reconciliation of Adjusted Net Income (Loss), Adjusted Pre-Tax Income (Loss), and Adjusted Operating Income (Loss) to GAAP Net Income (Loss)" tables below for more details.
(2) See "Calculation of Total Non-Ticket Revenue per Passenger Flight Segment" table below for more details.
(3) See "Reconciliation of Adjusted Operating Expenses to GAAP Operating Expenses" table below for more details.

Forward Looking Statements
Forward-Looking Statements in this report and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, guidance for 2022 and statements regarding the Company's intentions and expectations regarding revenues, cash burn, capacity and passenger demand, additional financing, capital spending, operating costs and expenses, taxes, EBITDA, EBITDA margin, hiring, aircraft deliveries and stakeholders, vendors and government support. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, the extent of the impact of the COVID-19 pandemic on the Company’s business, results of operations and financial condition, and the extent of the impact of the COVID-19 pandemic on overall demand for air travel, restrictions on the Company’s business by accepting financing under the CARES Act and other related legislation, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior, the consummation of the merger with JetBlue and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as supplemented in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

The Company does not provide a reconciliation of forward-looking measures on a forward-looking basis where the Company believes such reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items included in/excluded from the non-GAAP financial measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Non-GAAP forward-looking measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

SPIRIT AIRLINES, INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per-share amounts)

	Three Months Ended			Percent Change
	June 30,
	2022	2021	2019	2022 vs. 2021	2022 vs. 2019
Operating revenues:
Passenger	$1,347,871	$846,507	$994,430	59.2	35.5
Other	18,772	12,802	18,526	46.6	1.3
Total operating revenues	1,366,643	859,309	1,012,956	59.0	34.9

Operating expenses:
Salaries, wages and benefits	308,634	257,236	216,375	20.0	42.6
Aircraft fuel	558,633	214,825	265,006	160.0	110.8
Landing fees and other rents	92,021	81,497	64,711	12.9	42.2
Depreciation and amortization(1)	76,469	73,703	54,913	3.8	39.3
Aircraft rent	68,632	64,641	46,522	6.2	47.5
Maintenance, materials and repairs	45,407	39,639	34,688	14.6	30.9
Distribution	48,724	35,263	40,602	38.2	20.0
Loss on disposal of assets	10,636	189	1,550	NM	NM
Special charges (credits)	18,004	(115,002)	—	NM	NM
Other operating(2)	184,813	114,107	124,651	62.0	48.3
Total operating expenses	1,411,973	766,098	849,018	84.3	66.3

Operating income (loss)	(45,330)	93,211	163,938	(148.6)	(127.7)

Other (income) expense:
Interest expense	30,124	39,662	25,266	(24.0)	19.2
Loss on extinguishment of debt	—	331,630	—	NM	NM
Capitalized interest	(5,677)	(4,631)	(2,975)	22.6	90.8
Interest income	(2,561)	(373)	(7,066)	586.6	(63.8)
Other (income) expense	296	233	144	NM	NM
Total other (income) expense	22,182	366,521	15,369	(93.9)	44.3

Income (loss) before income taxes	(67,512)	(273,310)	148,569	(75.3)	(145.4)
Provision (benefit) for income taxes	(15,106)	14,553	34,068	(203.8)	(144.3)

Net income (loss)	$(52,406)	$(287,863)	$114,501	(81.8)	(145.8)
Basic earnings (loss) per share	$(0.48)	$(2.73)	$1.67	(82.4)	(128.7)
Diluted earnings (loss) per share	$(0.48)	$(2.73)	$1.67	(82.4)	(128.7)

Weighted-average shares, basic	108,697	105,258	68,439	3.3	58.8
Weighted-average shares, diluted	108,697	105,258	68,620	3.3	58.4
NM: "Not Meaningful"

(1)2021 includes amounts related to accelerated depreciation. See Special Items table for more details.
(2)2021 includes federal excise tax recovery amounts. See Special Items table for more details.

SPIRIT AIRLINES, INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per-share amounts)

	Six Months Ended			Percent Change
	June 30,
	2022	2021	2019	2022 vs. 2021	2022 vs. 2019
Operating revenues:
Passenger	$2,297,615	$1,296,842	$1,832,495	77.2	25.4
Other	36,343	23,746	36,257	53.0	0.2
Total operating revenues	2,333,958	1,320,588	1,868,752	76.7	24.9

Operating expenses:
Salaries, wages and benefits	614,524	502,928	420,276	22.2	46.2
Aircraft fuel	927,218	357,755	494,642	159.2	87.5
Landing fees and other rents	174,957	153,605	124,360	13.9	40.7
Depreciation and amortization(1)	152,660	148,015	105,639	3.1	44.5
Aircraft rent	134,676	119,423	92,304	12.8	45.9
Maintenance, materials and repairs	90,922	69,542	66,292	30.7	37.2
Distribution	84,075	58,905	76,321	42.7	10.2
Loss on disposal of assets	22,188	1,306	3,463	NM	NM
Special credits	33,567	(291,940)	—	NM	NM
Other operating(2)	355,969	210,368	233,713	69.2	52.3
Total operating expenses	2,590,756	1,329,907	1,617,010	94.8	60.2

Operating income (loss)	(256,798)	(9,319)	251,742	2,655.6	(202.0)

Other (income) expense:
Interest expense	68,004	84,468	50,237	(19.5)	35.4
Loss on extinguishment of debt	—	331,630	—	NM	NM
Capitalized interest	(10,939)	(9,363)	(5,532)	16.8	97.7
Interest income	(3,028)	(4,744)	(13,990)	(36.2)	(78.4)
Other (income) expense	713	181	377	NM	NM
Total other (income) expense	54,750	402,172	31,092	(86.4)	76.1

Income (loss) before income taxes	(311,548)	(411,491)	220,650	(24.3)	(241.2)
Provision (benefit) for income taxes	(64,439)	(11,307)	50,073	469.9	(228.7)

Net income (loss)	$(247,109)	$(400,184)	$170,577	(38.3)	(244.9)
Basic earnings (loss) per share	$(2.27)	$(3.94)	$2.49	(42.4)	(191.2)
Diluted earnings (loss) per share	$(2.27)	$(3.94)	$2.49	(42.4)	(191.2)

Weighted-average shares, basic	108,639	101,537	68,410	7.0	58.8
Weighted-average shares, diluted	108,639	101,537	68,568	7.0	58.4

NM: "Not Meaningful"

(1)2021 includes amounts related to accelerated depreciation. See Special Items table for more details.
(2)2021 includes federal excise tax recovery amounts. See Special Items table for more details.

SPIRIT AIRLINES, INC.
Selected Operating Statistics
(unaudited)

	Three Months Ended June 30,			Percent Change
Operating Statistics	2022	2021	2019		2022 vs. 2021		2022 vs. 2019
Available seat miles (ASMs) (thousands)	11,846,547	10,226,746	10,775,878		15.8%		9.9%
Revenue passenger miles (RPMs) (thousands)	10,192,686	8,635,827	9,157,488		18.0%		11.3%
Load factor (%)	86.0	84.4	85.0	1.6	pts	1.0	pts
Passenger flight segments (thousands)	9,719	8,385	8,953		15.9%		8.6%
Departures	63,148	53,984	58,517		17.0%		7.9%
Total operating revenue per ASM (TRASM) (cents)	11.54	8.40	9.40		37.4%		22.8%
Average yield (cents)	13.41	9.95	11.06		34.8%		21.2%
Fare revenue per passenger flight segment ($)	72.41	44.09	57.60		64.2%		25.7%
Non-ticket revenue per passenger flight segment ($)	68.20	58.39	55.54		16.8%		22.8%
Total revenue per passenger flight segment ($)	140.61	102.48	113.14		37.2%		24.3%
CASM (cents)	11.92	7.49	7.88		59.1%		51.3%
Adjusted CASM (cents) (1)	11.68	8.62	7.86		35.5%		48.6%
Adjusted CASM ex-fuel (cents) (1)(2)	6.96	6.52	5.41		6.7%		28.7%
Fuel gallons consumed (thousands)	129,972	110,202	122,447		17.9%		6.1%
Average fuel cost per gallon ($)	4.30	1.95	2.16		120.5%		99.1%
Aircraft at end of period	180	164	135		9.8%		33.3%
Average daily aircraft utilization (hours)	10.7	9.9	12.8		8.1%		(16.4)%
Average stage length (miles)	1,022	1,012	1,004		1.0%		1.8%

	Six Months Ended June 30,			Percent Change
Operating Statistics	2022	2021	2019		2022 vs. 2021		2022 vs. 2019
Available seat miles (ASMs) (thousands)	23,565,443	18,202,904	20,604,922		29.5%		14.4%
Revenue passenger miles (RPMs) (thousands)	19,242,720	14,383,382	17,290,518		33.8%		11.3%
Load factor (%)	81.7	79.0	83.9	2.7	pts	(2.2)	pts
Passenger flight segments (thousands)	18,224	13,858	16,773		31.5%		8.7%
Departures	124,106	93,986	110,692		32.0%		12.1%
Total operating revenue per ASM (TRASM) (cents)	9.90	7.25	9.07		36.6%		9.2%
Average yield (cents)	12.13	9.18	10.81		32.1%		12.2%
Fare revenue per passenger flight segment ($)	61.58	39.25	55.57		56.9%		10.8%
Non-ticket revenue per passenger flight segment ($)	66.49	56.04	55.85		18.6%		19.1%
Total revenue per passenger flight segment ($)	128.07	95.29	111.42		34.4%		14.9%
CASM (cents)	10.99	7.31	7.85		50.3%		40.0%
Adjusted CASM (cents) (1)	10.76	8.90	7.83		20.9%		37.4%
Adjusted CASM ex-fuel (cents) (1)(2)	6.82	6.93	5.43		(1.6)%		25.6%
Fuel gallons consumed (thousands)	254,888	190,748	232,275		33.6%		9.7%
Average fuel cost per gallon ($)	3.64	1.88	2.13		93.6%		70.9%
Average daily aircraft utilization (hours)	10.7	8.8	12.5		21.6%		(14.4)%
Average stage length (miles)	1,034	1,024	1,016		1.0%		1.8%

(1)Excludes operating special items. In prior periods, we excluded supplemental rent adjustments related to the modification of aircraft or engine leases from our non-GAAP measures. However, we no longer exclude supplemental rent adjustments and, as such, Adjusted CASM and Adjusted CASM ex-fuel shown above for 2021 have been revised to reflect this change.
(2)Excludes fuel expense and operating special items.

Non-GAAP Financial Measures

The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including Adjusted operating expenses, Adjusted operating income (loss), Adjusted operating margin, Adjusted pre-tax income (loss), Adjusted pre-tax margin, Adjusted net income (loss), Adjusted diluted earnings (loss) per share and Adjusted CASM. These non-GAAP financial measures are provided as supplemental information to the financial information presented in this press release that is calculated and presented in accordance with GAAP and these non-GAAP financial measures are presented because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in the method of calculation and in the items being adjusted. We encourage investors to review our financial statements and other filings with the Securities and Exchange Commission in their entirety and not to rely on any single financial measure.

The information below provides an explanation of certain adjustments reflected in the non-GAAP financial measures and shows a reconciliation of non-GAAP financial measures reported in this press release (other than forward-looking non-GAAP financial measures) to the most directly comparable GAAP financial measures. Within the financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Per unit amounts presented are calculated from the underlying amounts.

The Company believes that adjusting for loss on disposal of assets, special charges (credits), federal excise tax recovery adjustments and accelerated asset retirements is useful to investors because these items are not indicative of the Company’s ongoing performance and the adjustments are similar to those made by our peers and allow for enhanced comparability to other airlines. In prior periods, we excluded supplemental rent adjustments related to the modification of aircraft or engine leases from our non-GAAP measures. However, we no longer exclude supplemental rent adjustments and, as such, non-GAAP measures for 2021 have been revised to reflect this change and no longer exclude any previously reported supplemental rent adjustments.

Operating expenses per available seat mile (“CASM”) is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. We exclude aircraft fuel and related taxes and special items from operating expenses to determine Adjusted CASM ex-fuel. We also believe that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence and increases comparability with other airlines that also provide a similar metric.

Calculation of Total Non-Ticket Revenue per Passenger Flight Segment
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in thousands, except per-segment data)	2022	2021	2019	2022	2021	2019
Operating revenues
Fare	$703,778	$369,691	$515,696	$1,122,196	$543,978	$932,041
Non-fare	644,093	476,816	478,734	1,175,419	752,864	900,454
Total passenger revenues	1,347,871	846,507	994,430	2,297,615	1,296,842	1,832,495
Other revenues	18,772	12,802	18,526	36,343	23,746	36,257
Total operating revenues	$1,366,643	$859,309	$1,012,956	$2,333,958	$1,320,588	$1,868,752

Non-ticket revenues (1)	$662,865	$489,618	$497,260	$1,211,762	$776,610	$936,711

Passenger segments	9,719	8,385	8,953	18,224	13,858	16,773

Non-ticket revenue per passenger flight segment ($)	$68.20	$58.39	$55.54	$66.49	$56.04	$55.85

(1)Non-ticket revenues equals the sum of non-fare passenger revenues and other revenues.

Special Items
(unaudited) (1)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
(in thousands)	2022	2021		2019	2022	2021	2019
Operating special items include the following:
Accelerated depreciation (2)	$—	$1,753		$—	$—	$3,542	$—
Federal excise tax recovery (3)	—	(2,197)		—	—	(2,197)	—
Loss on disposal of assets (4)	10,636	189		1,550	22,188	1,306	3,463
Operating special expense (credit) (5)	18,004	(115,002)		—	33,567	(291,940)	—
Total operating special items	$28,640	$(115,257)		$1,550	$55,755	$(289,289)	$3,463

Non-operating special items include the following:
Loss on extinguishment of debt (6)	—	331,630	0	—	—	331,630	—
Total non-operating special items	$—	$331,630		$—	$—	$331,630	$—

Total special items (1)	$28,640	$216,373		$1,550	$55,755	$42,341	$3,463

(1)Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)2021 includes amounts related to the accelerated depreciation on current aircraft seats related to the retrofit of 36 aircraft with new Acro6 seats.
(3)2021 includes amounts related to out-of-period interrupted trip expense credits recognized in connection with Federal Excise Tax recovery.
(4)2022 includes amounts related to the loss on seven aircraft sale leaseback transactions and the impairment of one spare engine. 2021 includes amounts related to the loss on two aircraft sale-leaseback transaction completed during second quarter 2021, the sale of auxiliary power units and the disposal of excess and obsolete inventory. 2019 includes amounts primarily related to the disposal of excess and obsolete inventory.
(5)2022 includes legal, advisory, and other fees related to the Agreement and Plan of Merger (the “Merger Agreement”) with Frontier Group Holdings, Inc. and the unsolicited proposal by JetBlue to acquire all of the Company's outstanding shares in an all-cash transaction. In addition, 2022 includes costs associated with the retention bonus program under the Merger Agreement. 2021 include amounts related to the grant component of the PSP2 and PSP3 agreements with the Treasury and to the CARES Act Employee Retention credit; partially offset by amounts recorded in connection with the rehire of Team Members previously terminated under the Company's involuntary employee separation program but which were rehired in compliance with the restrictions mandated by the Company's participation in the PSP2 and PSP3 programs.
(6)2021 includes amounts primarily related to the premiums paid to early extinguish a portion of the Company's 2025 Convertible Notes and the 8.00% Senior Secured Notes. In addition, it includes the write-off of related deferred financing costs and original issuance discount.

Reconciliation of Adjusted Operating Expenses to GAAP Operating Expenses
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in thousands, except CASM data in cents)	2022	2021	2019	2022	2021	2019
Total operating expenses, as reported	$1,411,973	$766,098	$849,018	$2,590,756	$1,329,907	$1,617,010
Less: Operating special items expense (credit)	28,640	(115,257)	1,550	55,755	(289,289)	3,463
Adj. Operating expenses, non-GAAP (1)	1,383,333	881,355	847,468	2,535,001	1,619,196	1,613,547
Less: Aircraft fuel expense	558,633	214,825	265,006	927,218	357,755	494,642
Adj. Operating expenses excluding fuel, non-GAAP (2)	$824,700	$666,530	$582,462	$1,607,783	$1,261,441	$1,118,905

Available seat miles	11,846,547	10,226,746	10,775,878	23,565,443	18,202,904	20,604,922

CASM (cents)	11.92	7.49	7.88	10.99	7.31	7.85
Adj. CASM (cents) (1)	11.68	8.62	7.86	10.76	8.90	7.83
Adj. CASM ex-fuel (cents) (2)	6.96	6.52	5.41	6.82	6.93	5.43

(1)Excludes operating special items. Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)Excludes operating special items and aircraft fuel expense. Refer to the section "Non-GAAP Financial Measures" for additional information.

Reconciliation of Adjusted Provision (Benefit) for Income Taxes to GAAP Provision (Benefit) for Net Income (unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in thousands)	2022	2021	2019	2022	2021	2019
Provision (benefit) for income taxes, as reported	$(15,106)	$14,553	$34,068	$(64,439)	$(11,307)	$50,073
Less: Net Income (loss) tax impact of special items	(8,422)	25,773	(343)	(14,291)	66,254	(802)
Adj. Provision (benefit) for income taxes, net, non-GAAP (1)	$(6,684)	$(11,220)	$34,411	$(50,148)	$(77,561)	$50,875

(1)The Company determined the Adjusted Provision (Benefit) for Income Taxes by calculating our estimated annual effective tax rate on adjusted pre-tax income and applying it to Adjusted Income (Loss) Before Income Taxes, before giving effect to discrete items. In addition, the 2020 Adjusted Provision excludes the discrete item described in footnote 1.

Reconciliation of Adjusted Net Income (Loss), Adjusted Pre-Tax Income (Loss), and Adjusted Operating Income (Loss) to GAAP Net Income (Loss) (unaudited) (1)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in thousands, except per-share data)	2022	2021	2019	2022	2021	2019
Net income (loss), as reported	$(52,406)	$(287,863)	$114,501	$(247,109)	$(400,184)	$170,577
Add: Provision (benefit) for income taxes	(15,106)	14,553	34,068	(64,439)	(11,307)	50,073
Income (loss) before income taxes, as reported	(67,512)	(273,310)	148,569	(311,548)	(411,491)	220,650
Pre-tax margin	(4.9)%	(31.8)%	14.7%	(13.3)%	(31.2)%	11.8%
Add: Special items expense (credit) (2)	28,640	216,373	1,550	55,755	42,341	3,463
Adj. Income (loss) before income taxes, non-GAAP (3)	(38,872)	(56,937)	150,119	(255,793)	(369,150)	224,113
Adj. Pre-tax margin, non-GAAP (3)	(2.8)%	(6.6)%	14.8%	(11.0)%	(28.0)%	12.0%
Add: Adj. total other (income) expense (4)	22,182	34,891	15,369	54,750	70,542	31,092
Adj. Operating income (loss), non-GAAP (5)	(16,690)	(22,046)	165,488	(201,043)	(298,608)	255,205
Adj. Operating margin, non-GAAP (5)	(1.2)%	(2.6)%	16.3%	(8.6)%	(22.6)%	13.7%

Provision (benefit) for income taxes (6)	(6,684)	(11,220)	34,411	(50,148)	(77,561)	50,875
Adj. Net income (loss), non-GAAP (3)	$(32,188)	$(45,717)	$115,708	$(205,645)	$(291,589)	$173,238

Weighted-average shares, diluted	108,697	105,258	68,620	108,639	101,537	68,568

Adj. Net income (loss) per share, diluted (3)	$(0.30)	$(0.43)	$1.69	$(1.89)	$(2.87)	$2.53

Total operating revenues	$1,366,643	$859,309	$1,012,956	$2,333,958	$1,320,588	$1,868,752

(1)Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)See "Special Items" for more details.
(3)Excludes operating and non-operating special items. Refer to the section "Non-GAAP Financial Measures" for additional information.
(4)Excludes $331.6M of loss on extinguishment of debt recorded in second quarter 2021.
(5)Excludes operating special items. Refer to the section "Non-GAAP Financial Measures" for additional information.
(6)See "Reconciliation of Adjusted Provision (Benefit) for Income Taxes to GAAP Provision (Benefit) for Net Income" table above for more details.

Reconciliation of Adjusted Net Income per Share to GAAP Net Income per Share (unaudited) (1)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(per share)	2022	2021	2019	2022	2021	2019
Net income (loss) per share, diluted, as reported	$(0.48)	$(2.73)	$1.67	$(2.27)	$(3.94)	$2.49
Add: Impact of special items	0.26	2.06	0.02	0.51	0.42	0.05
Add: Tax impact of special items (2)	(0.08)	0.24	—	(0.13)	0.65	(0.01)
Adj. Net income (loss) per share, diluted, non-GAAP (1)	$(0.30)	$(0.43)	$1.69	$(1.89)	$(2.87)	$2.53

(1)Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)Reflects the difference between the Company's GAAP Provision for Income Taxes and Adjusted Provision for Income Taxes as presented in the Reconciliation of Adjusted Net income to GAAP Net Income, on a per share basis and before discrete items excluded in the Non-GAAP measure.